UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 22, 2008

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective May 27, 2008, Jim Catlin, age 61, current Chairman of the Board of Directors (the “Board”) of Kodiak Oil & Gas Corp. (the “Company”) and current Chief Operating Officer, was appointed to the additional position of Executive Vice President of the Company.  Additionally, Mr. Catlin will no longer serve as Secretary of the Company effective May 27, 2008.  Mr. Catlin’s background information was previously disclosed in the Company’s Definitive Proxy Statement filed on April 15, 2008 (“Proxy Statement”), which is incorporated herein by reference.  Mr. Catlin will not receive any additional compensation in connection with his appointment to the additional office of Executive Vice President.   The information regarding Mr. Catlin’s compensation was previously reported on the Proxy Statement and on the Form 8-K filed on January 9, 2008 and the Form 8-K filed on March 19, 2008, which are incorporated herein by reference.  Mr. Catlin is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

Effective May 27, 2008, Keith Doss, age 48, previously appointed as the Company’s Chief Financial Officer, was appointed to the additional positions of Secretary and Treasurer of the Company.  Mr. Doss will not receive any additional compensation in connection with his appointment to the additional offices of Secretary and Treasurer of the Company.  Mr. Doss’s background and compensation information were previously disclosed on a Form 8-K filed on May 7, 2008, which is incorporated herein by reference.  Mr. Doss is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ Keith Doss
Keith Doss Secretary, Treasurer and Chief Financial Officer

Date:  May 28, 2008